C & J FINANCIAL, LLC

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 16th day of July, 2007 (the "Effective Date"), by and between C & J FINANCIAL, LLC, an Alabama limited liability company (the "Company") and KEVIN O. SMITH (the "Employee").
                                   WITNESSETH:

WHEREAS, the Company desires to employee Employee, and Employee desires to become employed by the Company;

NOW THEREFORE, In consideration of Employee's employment by the Company, and the mutual promises and covenants contained in, and the mutual benefits to be derived from this Agreement, and to set forth and establish the terms and conditions upon which Employee shall be employed by the Company, the parties hereto agree as follows:

     1.   Employment

          The Company hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

     2.   Terms and Conditions of Employment.

          (a) Employee shall be employed in the position of Vice President of the Company and shall be responsible for production and the development of new business for the Company, as well as duties and responsibilities consistent with those he was performing prior to the purchase of the Company by Security National Financial Corporation. Employee shall also perform such related services and duties for the Company as may be assigned or delegated to him from time to time by the President and the Executive Vice President of the Company.

          (b) Throughout his employment hereunder, Employee shall devote his full time, energy and skill to perform the duties of his employment (reasonable vacations in accordance with this Agreement and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall use his best efforts to follow and implement all management policies and decisions of the President and the Executive Vice President.

    3.  Compensation and Benefits.

          As the entire consideration for the services to be performed and the obligations incurred by Employee hereunder, and subject to the terms and conditions hereof, during the Term of this Agreement as defined below in Section 5(a), Employee shall be entitled to the following:

          (a) Salary. Commencing from the effective date of this Agreement, the Company shall pay Employee an annual salary ("Annual Salary") of $96,000. Such Annual Salary, which shall be pro-rated for any partial employment period, will be payable in weekly installments or at such other intervals as may be established for the Company's customary pay schedule. The Annual Salary is subject to such incremental increases as the President and the Executive Vice President may determine from time to time in their sole discretion. The first review of the Annual Salary by the President and the Executive Vice President shall be as of June 30, 2008; subsequent reviews shall thereafter be made each year ended June 30 during the Term of this Agreement. The primary factor in determining increases in the Annual Salary shall thereafter be the Company's total amount of financings for funeral homes and mortuaries and the average discount rate of such financings for the previous year. For the year ended June 30, 2007, the Company provided financings for funeral homes and mortuaries in the total amount of $27,501,313 at an average discount rate of approximately 4.4%. Increases in Annual Salary shall be based upon exceeding this total amount of financings for the year at the prevailing discount rate. However, in the event the total amount of the Company's financings for the year ended June 30, 2008 are less than $27,501,313, the President and the Executive Vice President may in their sole discretion reduce Employee's salary; and in the event the total amount of such financings are less than $24,000,000, the President and the Executive Vice President may in their sole discretion terminate Employee.

          (b) Bonus - As further compensation to Employee, and as further consideration for his entering into this Agreement and the services to be rendered by Employee hereunder, the Company may pay Employee following the end of the one-year period ended June 30, 2008 and each year thereafter during the term of this Agreement as defined in Section 5(a) below, a bonus in the form of cash. The President and the Executive Vice President, in their sole discretion, shall determine the amount of any bonuses and the terms and conditions under which Employee shall receive the bonuses. Such bonus shall be provided to Employee upon the satisfaction by the Company of the performance objectives that shall be determined by the President and the Executive Vice President. Employee shall have the right to prepare and submit a proposed bonus plan to the President and the Executive Vice President for their review and consideration. Without limiting the generality of the foregoing, the performance objectives shall include an increase in the total amount of the Company's financings for funeral homes and mortuaries for the year ended
               June 30 over the previous year's financings at the prevailing discount rate. Employee shall also have the right to direct any portion of the bonus to be paid into a deferred compensation fund.

          (c) Key Man Insurance. The Company shall pay premiums of up to $300 per year for key man insurance on Employee, with Employee being named as beneficiary of such insurance policy.

          (d) Car Allowance. Employee shall be entitled to an automobile allowance of $1,161.41 per month payable on the first day of each month. Employee may designate the bank to which such payment shall be made. The Company also agrees to pay for the insurance on the automobile.

          (e) Vacation, Sick Leave, and Holidays. Employee shall be entitled to two weeks of vacation, and also sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

          (f) Deductions. The Company shall have the right to deduct and withhold from the compensation due to Employee hereunder, including Employee's Annual Salary and Compensation Bonus, if any, such taxes and other amounts as may be customary or required by law.

    4.  Business Expenses.

          The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in performing Employee's duties hereunder, in accordance with the Company's policies with respect thereto in effect from time to time (including without limitation policies regarding prior consent for significant expenditures), provided that Employee promptly furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal and state income tax returns of the Company.

         5.       Term and Termination.

          (a) Term. The Term of this Agreement shall commence on the Effective Date of this Agreement, and subject to earlier termination as provided below, and except for the provisions of this Agreement which, by their terms, continue in force beyond the termination hereof, the Term of this Agreement shall end on the fifth anniversary of the Effective Date of this Agreement (July 16, 2012).

          (b) Termination for Cause. This Agreement, and Employee's employment hereunder, is immediately terminable for cause upon written notice from the Company to Employee. As used in this Agreement, "cause" shall include: (i) habitual neglect of or deliberate or intentional refusal to perform any of Employee's duties or obligations under this Agreement or to follow Company policies or procedures; (ii) fraudulent or criminal activities; (iii) any grossly negligent or dishonest or unethical activity; (iv) breach of fiduciary duty, deliberate breach of Company rules resulting in loss or damage to the Company, or unauthorized disclosure of Company trade secrets or confidential information; or (v) if Employee fails to fulfill the performance goals and objectives, which shall be mutually determined by Employee, the President and the Executive Vice President.

          (c) Effect of Termination. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee except for Section 6 of this Agreement shall cease, except as otherwise provided herein. Upon such termination, Employee shall be entitled to receive only the compensation, benefits, and reimbursement earned or accrued by Employee under the terms of this Agreement prior to the date of termination computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement from such date, unless otherwise mutually agreed in writing by the parties.

    6.  Confidential Information Agreement.

          Employee agrees that Employee will keep confidential and will not, during or after this Agreement, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of the Company (collectively, the "Confidential Information") without the prior written consent of the Company. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by the Company, Employee shall return to the Company all written records of any Confidential Information, together with any and all copies of such records, in Employee's possession. Any Confidential Information which Employee may conceive of or make during the Term of this Agreement shall be and remain the property of the Company. Employee agrees promptly to communicate and disclose all such Confidential Information to the Company and to execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment thereof to it.

    7.  Assignment.

          This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the President and the Executive Vice President of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

    8.  Inventions

          (a) Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how, or data relating to the operation of a factoring business for providing financing for funeral homes and mortuaries (hereinafter referred to collectively as "Inventions") while he is employed by the Company, he will promptly disclose such Inventions to the Company or to any person designated by it. Notwithstanding the fact that Employee may determine that the Company has no right to such Invention, he shall nevertheless promptly disclose any such Invention to the Company or to any person designated by it upon reasonable request.

          (b) Ownership, Assignment, Assistance, and Power of Attorney. All Inventions related to the operation of a factoring business for providing financing for funeral homes and mortuaries shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protection for such Inventions in any country. Employee hereby assigns to the Company any rights which he may acquire in such Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may desire for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections together with any assignments thereof to the Company or to any person designated by the Company. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act in his stead to execute such documents and to do such other lawful and necessary acts to further the issuance and protection of such patents, copyrights, or other statutory or common law protection, such documents or such acts to have the same legal force and effect as if such documents were executed by or such acts were done by Employee.

    9.  Waiver or Modification.

          Any  waiver,  modification  or  amendment  of any  provision  of  this
          Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach of the same provision hereof.

    10. Severability.

          If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

    11. Notices.

          Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, or by telex or telegram to the party to the address set forth below or to such other address as either party may designate from time to time according to the terms of this paragraph:

         To Employee at:          Kevin O. Smith
                                  45 Arrow Wood Lane
                                  Gadsden, Alabama 35901

         To the Company at:       C & J Financial, LLC
                                  c/o Security National Financial Corporation
                                  5300 South 360 West, Suite 250
                                  Salt Lake City, Utah 84123
                                  Attn:  Scott M. Quist, President
                                  and Manager

         With a copy to:          Mackey Price Thompson & Ostler
                                  57 West 200 South, Suite 350
                                  Salt Lake City, Utah 84101

                                  Attn: Randall A. Mackey, Esq.

          A notice delivered personally shall be effective upon receipt. A notice sent by facsimile or telegram shall be effective 24 hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the 3rd day after the day of mailing.

    12. Attorney's Fees.

          In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and court costs in addition to any other relief to which such party may be entitled.

    13. Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama applicable to contracts entered into and to be performed entirely within such State.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                         EMPLOYEE:


                                        /s/ Kevin O. Smith
                                            Kevin O. Smith

                                          THE COMPANY:

                                          C & J FINANCIAL, LLC



                                          By: /s/ Scott M. Quist
                                          Scott M. Quist, President and Manager